INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.   )

     Filed by the registrant  [ X ]

     Filed by a party other than the registrant  [   ]

     Check the appropriate box:

     [    ]    Preliminary proxy statement
     [ X  ]    Definitive proxy statement
     [    ]    Definitive additional materials
     [    ]    Soliciting material pursuant to Rule 14a-11(c)
               or Rule 14a-12


                           DIONICS, INC.
         (Name of Registrant as Specified in Its Charter)

                          Dionics,  Inc.
            (Name of Person(s) Filing Proxy Statement)


     Payment of filing fee (Check the appropriate box):

     [ X ]     No fee required.
     [   ]     Fee computed on the table below per Exchange Act Rules 14a-
               6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies: N/A
          (2)  Aggregate number of securities to which transaction applies:
               N/A
          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  N/A
          (4)  Proposed maximum aggregate value of transaction:  N/A
          (5)  Total fee paid: N/A

     [   ]     Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:  N/A
          (2)  Form, schedule or registration statement no.:  N/A
          (3)  Filing party:  N/A
          (4)  Date filed:  N/A

                           DIONICS, INC.
                        65 Rushmore Street
                     Westbury, New York 11590


                        CONSENT STATEMENT

        CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING



                   _____________________________




This Consent Statement is being furnished to stockholders of Dionics, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of written consents by the Board of Directors of the Company (the "Board of Directors") with respect to the matter set forth below. This Consent Statement is first being mailed to stockholders of the Company on or about August 13, 1998.

In connection with this Consent Statement, stockholders are being asked to consider and consent to the adoption of the Company's 1997 Incentive Stock Option Plan.

The principal executive office of the Company is located at 65 Rushmore Street, Westbury, New York 11590. The telephone number of the principal executive office of the Company is (516) 997-7474.

THE MATTER DESCRIBED HEREIN IS OF GREAT IMPORTANCE TO THE COMPANY. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS CONSENT STATEMENT.

PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED CONSENT, FOR WHICH A RETURN ENVELOPE IS PROVIDED.



       The date of this Consent Statement is August 13, 1998

                        GENERAL INFORMATION

Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The Company's Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of the Company to take action by written consent.

The Board has fixed the close of business on August 6, 1998 as the record date for the determination of stockholders entitled to receive notice of, and consent to, the matter set forth herein (the "Record Date"). Accordingly, only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to consent to the matter set forth herein. The Board has also fixed the close of business on September 9, 1998 as the time after which consents may no longer be accepted, and September 10, 1998 as the date upon which the written consents will be tabulated.

On the Record Date, the Company had outstanding 3,683,678 shares of Common Stock, par value $.01 per share (the "Common Stock"), which are the only outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote. Accordingly, the holders of the Common Stock are entitled to 3,683,678 votes in the aggregate.

The cost of soliciting consents will be borne by the Company. In addition to solicitation by mail, officers, directors and other employees of the Company may solicit consents by personal contact, telephone, facsimile or other electronic means without additional compensation.

Consents in the accompanying form which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions thereon. If a consent is executed but no indication is made with respect to the matter contained in such consent as to what action is to be taken, such consent will be deemed to constitute a consent to the matter contained thereon with respect to which no indication is made. Any consent may be revoked in writing at any time provided such written revocation is received by the Company at the place fixed for receipt of consents prior to the close of business on September 9, 1998. The unrevoked signed consents of the holders of the Common Stock outstanding and entitled to consent as of the Record Date representing at least a majority of the number of votes which the holders of the Common Stock would be entitled to vote in the aggregate at a meeting at which all shares entitled to vote thereon were present and voted, are necessary to effect the approval of the matter set forth herein.


    PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date hereof, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's directors; and (iii) directors and officers of the Company as a group:



                                                      Percent(1)
Name and Address               Shares Owned            of Class

Bernard Kravitz                944,952(2)(3)          25.7%
110-11 Queens Blvd.
Forest Hills, NY

Sherman Gross                  339,544(3)              9.2%
848 Newburgh Ave.
Woodmere, NY

Gregory Coleman                269,720                 7.3%
59-09 Northern Blvd.
East Norwich, NY

Solomon Berkowitz               15,548                 0.4%
15 Story St.
Brooklyn, NY

D.A.N. Joint Venture,          361,080(4)              8.9%(4)
a Limited Partnership
4363 La France Street
Newton Falls, OH

All Directors & Officers       960,500                 26.1%
as a Group (2 persons)
____________________________

(1)  Based upon issued and outstanding shares computed as follows:
     3,848,222 outstanding shares less 164,544 treasury shares resulting in 3,683,678 issued and outstanding shares.

(2) Includes 932,374 shares of record and 12,578 shares owned by Mrs. Phyllis Kravitz, Mr. Bernard Kravitz' wife.

(3) Does not include 133,422 shares owned by the Company's Savings and Investment Plan under section 401(k) of the Internal Revenue Code, for which Mr. Kravitz and Mr. Gross serve as trustees.

(4) Consists of up to 361,080 shares which D.A.N. Joint Venture, a Limited Partnership, an affiliate of Cadle Company ("D.A.N") has the right to acquire upon conversion of certain loans. D.A.N. does not currently own any shares of record.




           APPROVAL OF 1997 INCENTIVE STOCK OPTION PLAN

Introduction

In September 1997, the Board of Directors of the Company adopted the 1997 Incentive Stock Option Plan (the "1997 Plan") for employees of the Company to purchase up to 250,000 shares of Common Stock of the Company. The 1997 Plan is subject to obtaining stockholder approval within twelve months of the adoption of the 1997 Plan. The purpose of the 1997 Plan is to enhance the ability of the Company to attract and retain highly qualified persons as employees of the Company and to provide such key employees with incentives to contribute to the growth and development of the business of the Company.

The following summary of the 1997 Plan is qualified in its entirety by the full text of the 1997 Plan. Any stockholder of the Company that wishes to obtain a full text copy of the 1997 Plan, may do so upon written request to the Company's Secretary at the Company's principal executive office, 65 Rushmore Street, Westbury, New York 11590.

Who May Participate in the Plan

Employees of the Company or any of its subsidiaries are eligible to receive options pursuant to the terms of the 1997 Plan unless such employee is an "executive officer" (as defined in Rule 3b-7 under the Securities Exchange Act of 1934) of the Company or any subsidiary, or a director of the Company or any subsidiary. Under the terms of the 1997 Plan, participants may receive options to purchase Common Stock in such amounts and for such prices as may be established by the Board of Directors or the committee appointed by the Board, provided, however, that the purchase price shall be at least 100% of the fair market value of the Common Stock of the Company at the time of grant.

Options granted under the 1997 Plan are intended to qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended. Incentive stock options are subject to the following limitations:

(1) An incentive stock option may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years.

(2) The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) will not exceed $100,000.

Exercise of Options; Exercise Price; Vesting

Options granted pursuant to the 1997 Plan will be evidenced by agreements in such form and containing such provisions as the Board of Directors or a committee appointed by the Board may from time to time authorize and approve.

The Board or committee appointed by the Board has the power to set the time or times during which each option will be exercisable, and to accelerate the time or times for exercise of an option. No option shall be exercisable after the expiration of ten years from the date it is granted, except in the case of an option granted to a 10% shareholder (in which event, as stated above, the option must be exercised within five years).

To the extent the right to purchase shares has accrued under the option, the option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price of such number of shares. An optionee at his discretion may, in lieu of cash payment, deliver Common Stock already owned, with a fair market value (on the date of exercise) equal to the purchase price for the shares being acquired pursuant to the exercise of the option, as payment for the exercise of any option.

If any option expires or terminates before exercise in full or in part, the shares not acquired upon exercise of that option may be made subject to additional options granted under the 1997 Plan. Unless terminated earlier by reason of expiration of the option term, options under the 1997 Plan will generally terminate (i) three months after the optionee ceases to be an employee of the Company for reasons other than death or disability (at which time the option may be exercised to the extent it was vested as of the date of termination), or (ii) six months after the date of death or disability of the optionee (at which time the options may be exercised in full).

Amendment and Termination

Unless the 1997 Plan shall have been sooner terminated as provided therein, it shall terminate ten years from the date the 1997 Plan was adopted by the Board. The Board may at any time prior to that date alter, suspend or terminate the 1997 Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the 1997 Plan, (ii) extend the period during which options may be granted or exercised or (iii) make any other change unless the Board determines that the change would not materially increase the cost of the 1997 Plan to the Company. Except as otherwise provided in the 1997 Plan, no alteration, suspension or termination of the 1997 Plan may, without the consent of the employee to whom any option shall have theretofore been granted (or the person or persons entitled to exercise such option under pursuant to the employee's's death or disability), terminate his option or adversely affect his rights thereunder.

Plan Benefits

The following table reflects the number of shares subject to options awarded under the 1997 Plan for the fiscal year ended December 31, 1997, and the current dollar value thereof:

                                                       No. of
                         Current Per         Current   Shares
Name                     Share Option        Dollar    Subject to
and Position             Exercise Price      Value(1)  Options

Bernard Kravitz,
 President(2)               -0-              -0-       -0-

Executive Group(2)          -0-              -0-       -0-

Non-Executive
 Director Group(2)          -0-              -0-       -0-

Non-Executive Officer
 Employee Group             $.38             $29,400   120,000
_________________________

(1) The current dollar value of options granted for the year ended December 31, 1997 reported above is calculated by multiplying (i) the number of shares subject to option by (ii) the difference between the current per share option exercise price for all such options ($.38) and the average of the closing bid and asked prices of the Company's Common Stock at December 31, 1997. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and other factors such as the general condition of the stock markets and the timing of the exercise of the options.

(2) "Executive officers" (as defined in Rule 3b-7 under the Securities Exchange Act of 1934) of the Company or any subsidiary, or directors of the Company or any subsidiary, are not eligible to receive options pursuant to the terms of the 1997 Plan.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to stock option awards under the 1997 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

The grant of an incentive stock option will not result in taxable income at the time of grant for the grantee or the Company. The grantee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon disposition of the shares acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the disposition price and the exercise price, provided that the employee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise. The capital gains tax rate applied will depend upon the employee's holding period. If the employee disposes of the shares without satisfying both holding period requirements (a "Disqualifying Disposition"), the employee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the incentive stock option was exercised or the date of sale. Any remaining gain or loss is treated as short-term or long-term capital gain or loss depending upon how long the shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

Assignment

During the lifetime of the optionee, the option will be exercisable only by the optionee and will not be assignable or transferable.

Options Granted

As of December 31, 1997, options to acquire 120,000 shares of Common Stock have been granted under the 1997 Plan. All of such options were granted on September 11, 1997 and have an exercise price of $.38 per share. As of
December 31, 1997, 130,000 options were available for future grant.   If it
is not so approved by the stockholders of the Company, any options granted under the 1997 Plan will be rescinded and will be void.

                           MISCELLANEOUS

The Company is presently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company; the address of such site is http://www.sec.gov.

                              By Order of The Board of Directors


                              /s/Bernard L. Kravitz
                              Bernard L. Kravitz,
                              President, Secretary
                              and Treasurer

Dated:  August 13, 1998

                             APPENDIX
                          FORM OF CONSENT

                   STOCKHOLDER'S WRITTEN CONSENT

                           DIONICS, INC.

   THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               FOR TABULATION ON SEPTEMBER 10, 1998


The undersigned, a holder of shares of Dionics, Inc. (the "Company") stock, acting with respect to all such shares, hereby consents, withholds consent or abstains as specified below with respect to the taking of corporate action without a meeting on the proposal set forth in the Company's Consent Statement dated August 13, 1998:

1.The adoption of the Company's 1997 Incentive Stock Option Plan.

     [  ]  CONSENT    [  ]  WITHHOLD CONSENT   [  ]  ABSTAIN



PLEASE BE CERTAIN TO INDICATE WHETHER YOU WISH TO CONSENT, WITHHOLD CONSENT OR ABSTAIN. IF NO CHOICE IS INDICATED, BUT THIS CARD IS OTHERWISE COMPLETED, YOU WILL BE DEEMED TO HAVE CONSENTED. THIS CONSENT MAY BE REVOKED AT ANY TIME BEFORE THE DATE WHEN CONSENTS ARE TABULATED.


                                    -----------------------------


                                    -----------------------------
                                     Signatures of Stockholder(s)

Dated: ------------


NOTE:   Please sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title.